Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTING FIRM

To the Board of Directors
Ashlin Development Corporation
(Name being changed to Gales Industries Incorporated)

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of (1) our report, dated January 13, 2006, relating to the financial statements of Air Industries Machining, Corp. as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003, and (2) our report, dated January 13, 2006, relating to the financial statements of Air Industries Machining, Corp. as of September 30, 2005 and 2004 and for the nine-month periods ended September 30, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts".

                                                    /s/ Bildner & Giannasco, LLP
                                                    ---------------------------
                                                    Bildner & Giannasco, LLP

New York, New York
February 6, 2006